Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports dated November 27, 2000 included in this Form 10-K into Gerald Stevens, Inc.'s previously filed Form S-8 Registration Statements (File Nos. 333-33908, 333-94137 and 333-86191), Florafax International, Inc.'s previously filed Form S-8 Registration Statements (File Nos. 333-07271 and 333-07267), and Gerald Stevens, Inc.'s previously filed Form S-3 Registration Statements (File Nos. 333-35088 and 333-92659).

ARTHUR ANDERSEN LLP


Miami, Florida,
November 27, 2000.